UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 14, 2004

THE HILLMAN COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-13293 (Commission File Number)	23-2874736 (I.R.S. Employer Identification No.)

10590 Hamilton Ave.
Cincinnati, OH 45231
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (513) 851-4900

Item 5.	Other Events

     On February 14, 2004, the Company entered into an Agreement and Plan of Merger by and among HCI Acquisition Corp., the Company and the Common Stockholders of the Company. The agreement is filed as Exhibit 2.1 to this Form 8-K and the press release relating thereto is filed as Exhibit 99.1 to this Form 8-K, and both Exhibits are incorporated herein by reference.

Item 7.	Financial Statements and Exhibits

                       (a)   Not applicable.

                        (b)   Not applicable.

                       (c)   Exhibits.

2.1	Agreement and Plan of Merger dated as of February 14, 2004 by and among the Company, HCI Acquisition Corp. and the Common Stockholders of the Company.

99.1	Press Release dated February 17, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 17, 2004	THE HILLMAN COMPANIES, INC.

	By:	/s/ James P. Waters

James P. Waters Vice President and Chief Financial Officer

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